November 29, 1996

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


                    Re:  Prudential Dryden Fund
                         File No. 811-6677


Ladies and Gentlemen:

     Enclosed is one (1) copy of the of the Annual Report on Form
N-SAR for Prudential Dryden Fund for the period ended September 30, 1996. The Form N-SAR was filed using the Edgar system.



                                   Very truly yours,



                                   /s/ Marguerite E. H. Morrison
                                   Marguerite E.H. Morrison
                                   Assistant Secretary

MEHM/ln
Enc.

This report is signed on behalf of the Registrant in the City of New York and State of New York on the 29th day of November, 1996.






                The Prudential Institutional Fund





Witness:/s/ Marguerite E. H. Morrison   By:/s/ Eugene S. Stark
        Marguerite E.H. Morrison        Eugene S. Stark
        Assistant Secretary             Treasurer